SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003


                          Indian River Banking Company
             (Exact name of registrant as specified in its charter)

                Florida                                    59-2931518
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

    958 20th Place, Vero Beach, FL                           32960
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 772.569.9200

Item 5.    Other Items.
----------------------
Item 9.    Regulation FD Disclosure.
-----------------------------------

         On October 22, 2003, Indian River Banking Company (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Alabama National BanCorporation, a Delaware corporation ("ANB"). The Merger Agreement provides, among other things, that the Company will be merged with and into ANB, with ANB being the surviving corporation (the "Merger"). The Company's wholly-owned banking subsidiary, Indian River National Bank, will become a subsidiary of ANB following the merger.

         Pursuant to the Merger Agreement, holders of Indian River common stock will receive 0.9408 shares of ANB Common Stock for each share of Company common stock. The exchange ratio could adjust upward with certain limits upon in accordance with the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval and adoption of the Merger Agreement by the shareholders of Indian River, approval of the Merger by appropriate regulatory agencies and certain other conditions. This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
-----------------------------------------------------------------------------

(c) Exhibits:

Exhibit No.                         Description
-----------                         -----------

2.1 Agreement and Plan of Merger dated October 22, 2003, between Alabama National BanCorporation and Indian River Banking Company

99.1              Press Release

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INDIAN RIVER BANKING COMPANY

                                               By: /s/ Paul A. Beindorf
                                                   -----------------------------
                                                   Paul A. Beindorf, President


Dated: October 22, 2003